EXHIBIT 7.6
                                                                     -----------


                                VOTING AGREEMENT


      VOTING AGREEMENT, dated as of May 7, 2007 (this "Agreement"), among MHRx LLC, a Delaware limited liability company ("MHRx"), MemberHealth, Inc., an Ohio corporation and wholly owned subsidiary of MHRx (the "Company" and, together with MHRx, the "MH Parties"), and the shareholders of Universal American Financial Corp., a New York corporation ("Parent"), listed on Annex A hereto (each, a "Shareholder" and collectively, the "Shareholders").


                                    RECITALS

      WHEREAS, concurrently herewith, Parent, MH ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent (the "Delaware Corp. Merger Sub"), MH ACQUISITION LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (the "Delaware LLC Merger Sub"), MHRx, the Company and the Shareholder Representative named therein are entering into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (the "Merger Agreement"), pursuant to which (A) there shall be effected a business combination of Parent and the Company by means of (i) the merger of the Delaware Corp. Merger Sub with and into the Company (the "First Merger"), with the Company continuing as the surviving corporation of the First Merger, and (ii) immediately following the effectiveness of the First Merger, and as part of the same plan of merger and reorganization, the merger (the "Second Merger" and, together with the First Merger, collectively, the "Mergers") of the surviving corporation of the First Merger with and into the Delaware LLC Merger Sub, with the Delaware LLC Merger Sub continuing as the surviving entity of the Second Merger and (B) the issued and outstanding shares of common stock, par value $.01 per share, of the Company shall be converted into the right to receive a combination of cash and shares of Common Stock, par value $0.01, of Parent (the "Parent Common Stock") as provided in the Merger Agreement;

      WHEREAS, in order to finance a portion of the cash merger consideration issuable to the shareholders of the Company in the First Merger, and to pay related fees and expenses in connection with the Mergers and the other transactions contemplated by the Merger Agreement, on the date hereof Parent is entering into a Securities Purchase Agreement (the "Stock Purchase Agreement") with the several "Investors" named therein (the "Equity Financing Sources"), pursuant to which the Equity Financing Sources have agreed to purchase and Parent has agreed to issue and sell, subject to the terms and conditions set forth therein, shares of capital stock of Parent (the "Equity Financing");

      WHEREAS, as contemplated by Rule 4350(i) of The Nasdaq Stock Market, Inc. ("Nasdaq") Marketplace Rules and required by the Merger Agreement, Parent shall call a special meeting of its shareholders (the "Parent Shareholder Meeting") and, at such meeting, seek the affirmative vote of the holders of a majority of the shares of Parent Common Stock voting in person or by proxy at such meeting on proposals regarding the issuance of the shares of Parent Common Stock to be issued in the First Merger and the shares of Parent capital stock to be issued pursuant to the Stock Purchase Agreement;

      WHEREAS, as required by the Merger Agreement, at the Parent Shareholder Meeting, Parent shall also seek the affirmative vote of the holders of a majority of the shares of Parent Common Stock then outstanding on a proposal to amend the Certificate of Incorporation of Parent (the "Charter Amendment") to change the authorized capital stock of Parent in the manner required by the Stock Purchase Agreement (as in effect on the date hereof);

      WHEREAS, as of the date hereof, each of the Shareholders "beneficially owns" (as defined below), and has investment authority over, and the power to vote and dispose of, the number of shares of Parent Common Stock ("Shares") and other securities directly or indirectly convertible into or exercisable or exchangeable for Shares ("Convertible Securities and Options") set forth opposite such Shareholder's name on Annex A hereto (the "Currently Owned Securities", and together with any additional Shares, Convertible Securities and Options or other voting securities of Parent, the beneficial ownership of which is acquired by such Shareholder during the period from and including the date hereof through and including the termination of this Agreement in accordance with its terms, the "Covered Securities"); and

      WHEREAS, in order to induce the MH Parties to enter into the Merger Agreement, each of the Shareholders is entering into this Agreement, pursuant to which such Shareholder is agreeing, among other things, to vote all of its Covered Securities to approve the issuance of the shares of Parent Common Stock to be issued in the First Merger and the shares of Parent capital stock to be issued pursuant to the Stock Purchase Agreement for purposes of Rule 4350(i) of the Nasdaq Marketplace Rules and approve the Charter Amendment.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

      Section 1.01. Defined Terms. The following terms shall have the following meanings when used herein:

      (a) "affiliate" means, with respect to any person, any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

      (b) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act or 1934, as amended (the "Exchange Act")) including pursuant to any agreement, arrangement or understanding, whether or not in writing.

      (c) "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

      (d) "person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

      All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                   ARTICLE II

                    TRANSFER AND VOTING OF COVERED SECURITIES
                    -----------------------------------------

      Section 2.01. Transfer of Covered Securities. Each Shareholder, severally as to itself only, but not jointly with any other Shareholder, agrees that, during the period commencing on the date hereof and continuing until this Agreement is terminated in accordance with its terms, such Shareholder shall not, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of such Shareholder's Covered Securities or any interest in such Covered Securities, (b) deposit any such Covered Securities or any interest in any such Covered Securities into a voting trust or enter into a voting agreement or arrangement with respect to any such Covered Securities or grant any proxy with respect thereto (other than as contemplated herein), or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, pledge, encumbrance, transfer or other disposition of any such Covered Securities. The foregoing shall not prevent any Shareholder from transferring Covered Securities to any affiliate of such Shareholder that is also a Shareholder (it being understood that such Covered Securities shall remain Covered Securities hereunder), and Annex A will be revised accordingly as needed.

      Section 2.02. Agreement to Vote. Each Shareholder, severally as to itself only, but not jointly with any other Shareholder, agrees that, during the period commencing on the date hereof and continuing until this Agreement is terminated in accordance with its terms, such Shareholder, solely in such Shareholder's capacity as a shareholder of Parent (and not, if applicable, in such Shareholder's capacity as an officer or director of Parent), agrees to vote (or cause to be voted) all of the shares of Parent Common Stock and other voting securities of Parent that are beneficially owned by such Shareholder at the Parent Shareholder Meeting, or any other meeting of the shareholders of Parent, or any adjournment or postponement thereof, and in any action by written consent of the shareholders of Parent:

                  (i) in favor of the issuance of (A) the shares of Parent Common Stock to be issued in the First Merger pursuant to the Merger Agreement as in effect on the date of this Agreement and (B) the shares of Parent capital stock to be issued pursuant to the Stock Purchase Agreement, in each case under (A) and (B), for purposes of Rule 4350(i) of the Nasdaq Marketplace Rules;

                  (ii)  in favor of the Charter Amendment; and

                  (iii) against any transaction, agreement or action which (A) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the consummation of the Equity Financing or the Mergers or (B) would result in a breach of any covenants, representation or warranty under the Merger Agreement as in effect on the date of this Agreement.

      Section 2.03. Termination. This Agreement and the obligations of each Shareholder pursuant to this Agreement shall terminate upon the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof, (ii) the First Merger Effective Time and (iii) the "Termination Date" (as defined in the Stock Purchase Agreement), as the same may be extended in accordance with the terms of the Stock Purchase Agreement.

                                  ARTICLE III

                           SEVERAL REPRESENTATIONS AND
                         WARRANTIES OF THE SHAREHOLDERS
                         ------------------------------

      Each Shareholder hereby severally as to itself only, but not jointly with any other Shareholder, represents and warrants to the MH Parties (solely with respect to such Shareholder) as follows:

      Section 3.01. Authorization; Binding Agreement. Such Shareholder has all legal right, power, authority and capacity to execute and deliver this Agreement and to perform such Shareholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by or on behalf of such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

      Section 3.02.     No Conflict; Required Filings and Consents.

            (a) Except as contemplated by the Merger Agreement and the Stock Purchase Agreement or as would not reasonably be expected to interfere with, delay or prevent the performance by such Shareholder of any of its obligations under this Agreement, the execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder does not, (i) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to such Shareholder or by which such Shareholder or the Covered Securities of such Shareholder is bound, (ii) violate or conflict with the Certificate of Incorporation, Bylaws, partnership agreement, limited liability company operating agreement or other equivalent organizational documents of such Shareholder (if any), or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or result in the creation of any lien or encumbrance or restriction on any of the Covered Securities of such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which the Covered Securities of such Shareholder is bound. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated by this Agreement.

            (b) Except (i) as contemplated by the Merger Agreement and the Stock Purchase Agreement, (ii) filings under and compliance with applicable provisions of the Exchange Act or (iii) as would not reasonably be expected to interfere with, delay or prevent the performance by such Shareholder of any of its obligations under this Agreement, the execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign.

      Section 3.03. Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of such Shareholder, threatened before any agency, administration, court or tribunal, foreign or domestic, against such Shareholder or any of such Shareholder's affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such), or any of their respective general partners (in the case of a partnership) that would interfere with the such Shareholder's ability to perform its obligations hereunder. There is no judgment, decree or order against such Shareholder or any of such Shareholder's affiliates, or, to the knowledge of such Shareholder, any of their respective directors or officers (in their capacities as such), in the case of a corporate entity, or any of their respective general partners (in the case of a partnership), that would prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement, or that, would otherwise interfere with such Shareholder's ability to perform its obligations hereunder.

      Section 3.04. Title to Covered Securities. Except as may be set forth on Annex A hereto, as of the date of this Agreement, such Shareholder is the record or beneficial owner of the Currently Owned Securities set forth opposite such Shareholder's name on Annex A hereto, free and clear of all liens, encumbrances, claims, proxies or voting restrictions other than pursuant to this Agreement or as set forth on Annex A. The Currently Owned Securities set forth opposite such Shareholder's name on Annex A hereto, are all the Shares, Convertible Securities and Options and other voting securities of Parent owned, directly or indirectly, of record or beneficially owned by such Shareholder on the date of this Agreement. Except as otherwise set forth on Annex A, such Shareholder has the sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shareholder's Currently Owned Securities set forth opposite such Shareholder's name on Annex A hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. None of the Currently Owned Securities of such Shareholder is the subject of any commitment, undertaking or agreement, the terms of which would affect in any way the ability of such Shareholder to perform its, his or her obligations as set out in this Agreement. Such Shareholder has not appointed or granted any proxy inconsistent with this Agreement with respect to the Covered Securities.

                                   ARTICLE IV

                            COVENANTS OF SHAREHOLDERS
                            -------------------------

      Section 4.01. Further Assurances. Each Shareholder, severally as to itself only, but not jointly with any other Shareholder, agrees that, during the period commencing on the date hereof and continuing until this Agreement is terminated in accordance with its terms, such Shareholder, solely in such

Shareholder's capacity as a shareholder of Parent (and not, if applicable, in such Shareholder's capacity as an officer or director of Parent), shall execute and deliver, or causing to be executed and delivered, such additional instruments as the Company or MHRx may reasonably request to carry out this Agreement. In furtherance of the foregoing, each Shareholder, severally as to itself only, but not jointly with any other Shareholder, agrees that, during the period commencing on the date hereof and continuing until this Agreement is terminated in accordance with its terms, such Shareholder, solely in such Shareholder's capacity as a shareholder of Parent (and not, if applicable, in such Shareholder's capacity as an officer or director of Parent), such Shareholder shall not enter into any agreement or understanding or make any commitment with any person that would violate any provision or agreement contained in this Agreement.

      Section 4.02. Notification. Each Shareholder, severally as to itself only, but not jointly with any other Shareholder, agrees that, during the period commencing on the date hereof and continuing until this Agreement is terminated in accordance with its terms, such Shareholder will reasonably promptly (and in any event within three (3) Business Days) notify the MH Parties in writing upon any representation or warranty of such Shareholder contained in this Agreement becoming untrue in any material respect or upon an obligation of such Shareholder not being complied with in any material respect.

      Section 4.03. Additional Covered Securities. Each Shareholder, severally as to itself only, but not jointly with any other Shareholder, agrees that, during the period commencing on the date hereof and continuing until this Agreement is terminated in accordance with its terms, such Shareholder shall as promptly as reasonably practicable (and in any event within three (3) Business
Days) notify the MH Parties of the number of any additional Covered Securities acquired by such Shareholder, if any, after the date hereof. Any such additional Covered Securities shall be subject to the terms of this Agreement as though owned by such Shareholder on the date hereof.

                                   ARTICLE V

                               GENERAL PROVISIONS
                               ------------------

      Section 5.01. Entire Agreement; Amendments; No Third-Party Beneficiaries. This Agreement, the Merger Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights hereunder.

      Section 5.02. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be void.

      Section 5.03. Fees and Expenses. All costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

      Section 5.04. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:
(i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, and (iii) upon delivery to the address below if sent by mail or courier. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 5.04):

            (a)   If to any MH Party, to:

                  MemberHealth, Inc.
                  29100 Aurora Road
                  Solon, Ohio  44139
                  Telephone number:  (440) 248-8448
                  Facsimile number:  (440) 248-9644
                  Attention:  Charles E. Hallberg

                  and

                  Welsh, Carson, Anderson & Stowe
                  320 Park Avenue, Suite 2500
                  New York, New York  10022-6815
                  Telephone number:  (212) 893-9500
                  Facsimile number:  (212) 893-9583
                  Attention:  Sean M. Traynor

                  with required copies (which shall not constitute notice) to:

                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio  44114
                  Telephone number:  (216) 479-8500
                  Facsimile number:  (216) 479-8780
                  Attention:  Daniel G. Berick, Esq.

                  and

                  Ropes & Gray LLP
                  1211 Avenue of the Americas
                  New York, New York  10036
                  Telephone number:  (212) 596-9000
                  Facsimile number:  (212) 596-9090
                  Attention:  Othon A. Prounis,
                  Esq.
                  Christopher W. Rile, Esq.

            (b) If to any Shareholder, to the address (or facsimile number) for such Shareholder set forth on Annex A hereto.

      Section 5.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 5.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

      Section 5.07. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Each Shareholder, severally as to itself only, but not jointly with any other Shareholder, agrees that, in the event of any breach or threatened breach by such Shareholder of any covenant or obligation contained in this Agreement, each of MHRx and the Company shall be entitled to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Shareholder, severally as to itself only, but not jointly with any other Shareholder, further agrees that none of MHRx, the Company or any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.07, and such Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      Section 5.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state without regard to any conflicts of laws that would cause the application of the laws of any other jurisdiction.

      Section 5.09. Specific Performance; Submission To Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of the State of New York and the state courts located within New York, New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court,
(iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the

United States District Court for the Southern District of the State of New York or the state courts located within New York, New York and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 5.04. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in
Section 5.04 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

      Section 5.10. Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 5.10.

      Section 5.11. No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Neither MHRx nor the Company shall be deemed to have waived any claim available to it arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of each of MHRx and the Company. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 5.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      Section 5.13. Nature of Shareholder Obligations. Each Shareholder is entering into this Agreement only in the capacity as the beneficial owner of its Covered Securities and nothing in this Agreement shall in any way restrict or limit any director or officer of Parent from taking any action solely in his or her capacity as a director or officer of Parent that is necessary for him or her to comply with his or her fiduciary duties as a director or officer of Parent. The obligations of each Shareholder under this Agreement are several and not joint with the obligations of each other Shareholder, and no Shareholder shall be responsible in any way for the performance of the obligations, or the actions or omissions, of any other Shareholder under this Agreement. Nothing contained herein, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each of MHRx, the Company and each Shareholder listed on Annex A hereto has executed or has caused this Voting Agreement to be executed by their respective duly authorized officers as of the date first written above.

                                    MHRx LLC


                                    By:  /s/  Sean M. Traynor
                                       ---------------------------------
                                        Name:  Sean M. Traynor
                                        Title: Member


                                    MEMBERHEALTH, INC.


                                    By:  /s/  Charles Hallberg
                                       ---------------------------------
                                       Name:  Charles Hallberg
                                       Title: President

                                    LEE-UNIVERSAL HOLDINGS, LLC


                                    By:  /s/  Joseph Rotberg
                                       ---------------------------------
                                       Name:  Joseph Rotberg
                                       Title: CFO

                                         WELSH, CARSON, ANDERSON &
                                         STOWE X, L.P.

                                         BY: WCAS ASSOCIATES X, LLC,
                                              its General Partner


                                         By:  /s/  Sean M. Traynor
                                            ---------------------------------
                                            Name:  Sean M. Traynor
                                            Title: Managing Member

                                         UNION SQUARE UNIVERSAL PARTNERS, L.P.

                                         BY: UNION SQUARE UNIVERSAL GP, LLC,
                                             its General Partner


                                         By:  /s/  Eric Leathers
                                            ---------------------------------
                                             Name:  Eric Leathers
                                             Title: Authorized Signatory

                                         PERRY PARTNERS, L.P.

                                         BY: PERRY CORP., its General Partner


                                         By:  /s/  Micheal Neus
                                            ---------------------------------
                                            Name:  Micheal Neus
                                            Title: General Counsel


                                         PERRY PARTNERS INTERNATIONAL, INC.

                                         BY: PERRY CORP., its Investment Manager


                                         By:  /s/  Micheal Neus
                                            ---------------------------------
                                            Name:  Micheal Neus
                                            Title: General Counsel


                                         PERRY COMMITMENT FUND, L.P.

                                         BY: PERRY COMMITMENT ASSOCIATES,
                                              LLC, its General Partner

                                         BY: PERRY CORP.,  its Managing Member


                                         By:  /s/  Micheal Neus
                                            ---------------------------------
                                            Name:  Micheal Neus
                                            Title: General Counsel

                                         PERRY COMMITMENT MASTER FUND, L.P.

                                         BY: PERRY COMMITMENT ASSOCIATES, LLC,
                                             its General Partner

                                         BY: PERRY CORP., its Managing Member


                                         By:  /s/  Micheal Neus
                                            ---------------------------------
                                            Name:  Micheal Neus
                                            Title: General Counsel

                                  CAPITAL Z FINANCIAL SERVICES FUND II, L.P..

                                  BY: CAPITAL Z PARTNERS, L.P., its General
                                     Partner

                                  BY: CAPITAL Z PARTNERS, LTD., its General
                                     Partner


                                  By:  /s/  Craig Fisher
                                     ---------------------------------
                                     Name:  Craig Fisher
                                     Title: General Counsel


                                  CAPITAL Z FINANCIAL SERVICES PRIVATE
                                  FUND II, L.P.

                                  BY: CAPITAL Z PARTNERS, L.P., its General
                                     Partner

                                  BY: CAPITAL Z PARTNERS, LTD., its General
                                     Partner


                                  By:  /s/  Craig Fisher
                                     ---------------------------------
                                     Name:  Craig Fisher
                                     Title: General Counsel

                                  By:  /s/  Richard  A. Barasch
                                     ---------------------------------
                                       Name:  Richard  A. Barasch

                                  By:  /s/  Gary W. Bryant
                                     ---------------------------------
                                       Name:  Gary W. Bryant

                                  By:  /s/  Robert A. Waegelein
                                     ---------------------------------
                                       Name:  Robert A. Waegelein

                                  By:  /s/  Robert A. Spass
                                     ---------------------------------
                                       Name:  Robert A. Spass

                                  By:  /s/  Bradley E. Cooper
                                     ---------------------------------
                                       Name:  Bradley E. Cooper

                                     ANNEX A

                    SHAREHOLDERS; CURRENTLY OWNED SECURITIES

                                                SHARES OF   SHARES OF  OPTIONS TO
                                 SHARES OF      SERIES A    SERIES B    PURCHASE
                                  COMMON        PREFERRED   PREFERRED    COMMON
STOCKHOLDER                        STOCK           (2)         (2)        STOCK
---------------------------      ---------      ---------   ---------  ----------
Capital Z Financial Services     13,970,236 (1)
Fund II, L.P.

Union Square Universal            2,083,000 (1)    60,500     817,000
Partners, L.P.

Lee-Universal Holdings, LLC       2,083,500 (1)               403,300

Perry Capital, LLC                5,825,000     2,486,800

Welsh, Carson, Anderson &         2,083,500 (1)   500,000     732,400
Stowe X, L.P.

Richard Barasch                   1,879,415                               915,323

Gary Bryant                         306,438                               546,953

Bob Waegelein                       251,051                               471,953

Bob Spass                           143,433

Brad Cooper                          34,216


(1) Assumes closing of Secondary SPA.
(2) Assumes closing of Stage 1 Purchase Agreement.